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             TENNECO PLANS TO SPIN OFF NEWPORT NEWS SHIPBUILDING;
             DEVELOP STRATEGIC OPTIONS TO SEPARATE TENNECO ENERGY
                       FROM TENNECO INDUSTRIAL DIVISIONS

              VALUE PRESERVATION FOR BONDHOLDERS A KEY OBJECTIVE;
       AGGREGATE DIVIDEND LEVEL ON TENNECO COMMON STOCK TO BE MAINTAINED

          HOUSTON, March 21, 1996 -- Tenneco Chairman and Chief Executive Officer Dana G. Mead today announced that the board of directors has approved steps to accelerate Tenneco's transformation into a global manufacturing company, focused on its packaging and automotive parts businesses.

   These actions include:

 .  A tax-free spinoff of Newport News Shipbuilding to Tenneco's shareowners.

 . The development of strategic options to separate Tenneco Energy from the packaging and automotive parts divisions and to maximize shareowner value through a tax-free spinoff, a sale, strategic alliance or other action. The development of these options is expected to be completed during the second quarter and announcements will follow.

   If a separation of Tenneco Energy is ultimately effected, Tenneco would then consist of two industrial manufacturing businesses, Tenneco Packaging and Tenneco Automotive, both of which reported record earnings and revenues in 1995, and Tenneco Business Services, the company's administrative services unit.

   "The actions we are announcing today are fully consistent with the strategy that we have pursued for the past four years," Mead said. "We build value by improving performance and, when appropriate, redeploying assets in the most effective and efficient way to capture that value for our shareowners. From the outset, this has been our approach and it has produced world-class results in all four of our current businesses."

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   "Two former divisions, Case Corporation and Albright & Wilson, were substantially strengthened by our management processes prior to becoming independent businesses in the past two years," he said.

   "We did the hard work ourselves, putting stronger companies into the market," he said. "Case and Albright & Wilson have performed very well for their shareowners and employees, and are excellent examples of the success of our strategy. We have every expectation that this also will be true for Newport News Shipbuilding and Tenneco Energy, two businesses in which our collective efforts have created substantial value for our shareowners."

SHARPER FOCUS FOR TENNECO ON PACKAGING AND AUTOMOTIVE PARTS
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   Mead said the actions announced today will enable Tenneco management to sharpen its focus on the company's two manufacturing businesses in packaging and automotive parts. Both world leaders in their markets, Tenneco Packaging and Tenneco Automotive combined are expected to generate estimated 1996 revenues of between $7 billion and $8 billion. Their combined current employment is 38,200, including 12,000 outside North America, and the divisions operate more than 170 facilities worldwide.

   "We are convinced that our signature management processes will continue to deliver strong returns for shareowners by improving the quality, efficiency and earning power of our industrial manufacturing businesses," Mead said. "These high-volume businesses increasingly are focused on less cyclical consumer markets, and have exploited their positions of industry leadership by developing innovative and successful new products, expanding into new markets and gaining share."

   The spinoff of Newport News Shipbuilding from Tenneco is expected to be completed late in 1996, pending a favorable ruling from the Internal Revenue Service on the tax-free nature of the proposed transaction. When completed, Tenneco shareowners will be issued new shares representing 100 percent ownership of Newport News Shipbuilding.

   The separation of Newport News Shipbuilding is not expected to result in changes in employment. Possibly as many as 50 job reductions are anticipated in the Tenneco corporate staff in Houston.

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   Tenneco intends to capitalize each business to ensure its financial flexibility, including access to the capital markets. In addition, it is anticipated that the capital structure for a spinoff will include an employee stock ownership plan. "This will enable employees to share more directly in the future success of their new business," Mead said.

INTENTION TO PRESERVE BONDHOLDER VALUE, MAINTAIN AGGREGATE DIVIDEND AT CURRENT
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LEVEL
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   Mead emphasized that bondholders are an important constituent group of
Tenneco. The company intends to preserve bondholder value through a combination of tender offers, prepayments, consent solicitations and exchange offers to reposition existing debt among the three businesses or to replace or repay existing debt. It is not the company's intention that these actions will require current bondholders to accept securities rated below investment grade.

   "Tenneco's regular quarterly dividend payment of 45 cents per share, increased from 40 cents late last year, will be retained until the transaction involving Newport News and a decision regarding Tenneco Energy are completed," Mead said. "From that point, the total cash dividend payments from all resulting companies to Tenneco's common shareowners are expected to remain at the current level."

NEWPORT NEWS SHIPBUILDING IS LARGEST, MOST PROFITABLE SHIPYARD IN NORTH AMERICA
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   Newport News Shipbuilding, based in Newport News, Va., is the largest and most profitable privately-owned shipyard in North America, with 18,000 employees. It reported $160 million in operating income in 1995, on revenues of $1.8 billion. The shipyard's work for the Navy includes the design, construction, repair, refueling and overhaul of aircraft carriers, other surface ships and submarines. It also has successfully re-entered the commercial shipbuilding business and is pursuing foreign orders for fast frigates.

   "In four years, we have built tremendous value at Newport News Shipbuilding -- strengthening its position to build nuclear-powered aircraft carriers and submarines, re-entering the market for commercial ships and pursuing foreign sales of fast frigates," Mead said. "It has a seasoned and dynamic management team that has created a world class competitor fully capable of standing on its own and thriving as a public company."

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   The shipyard substantially improved its competitive cost position during the past three years and expects to be competitive with any foreign shipyards when its $70 million investment in computer-integrated, steel-fabrication equipment is completed in 1997. Its order backlog was $4.6 billion at the end of 1995.

TENNECO ENERGY DELIVERS 15 PERCENT OF TOTAL U.S. GAS SUPPLIES
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   Tenneco Energy, with headquarters in Houston, operates one of the nation's largest natural-gas transportation systems. In addition to delivering 15 percent of total U.S. supplies of natural gas to customers in 20 states, it has expanded internationally with development projects in gas transmission and electric power generation in Australia, Europe, Latin America and the Pacific Rim. It has 18,700 miles of pipeline and 3,200 employees overall. The division also is active in oil and gas exploration, production and financing. Tenneco Energy earned $333 million in operating income in 1995, on $1.9 billion in revenues.

   "We have made significant progress in Tenneco Energy's regulated business in adjusting to the increasingly competitive marketplace that emerged after new federal rules were adopted in 1993," Mead said. "Diversification into power generation, oil-and-gas exploration, production and development and international pipeline operations has strengthened its mix of businesses. With the action announced today, our goal is to position Tenneco Energy to best exploit the opportunities in the rapidly evolving global energy and power generation markets."

TENNECO PACKAGING NOW TENNECO'S LARGEST DIVISION
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   Tenneco Packaging, headquartered in Evanston, Ill., and with manufacturing facilities throughout the world, became Tenneco's largest division for the first time in 1995, with revenues rising 26 percent, to $2.8 billion. Operating income for the full year more than doubled, to $430 million. The division completed 11 acquisitions in 1995 and became the fourth-largest packaging company in the United States. With the addition of the plastics business acquired late in 1995 from Mobil Corporation, revenues are projected to exceed $4.0 billion in 1996.

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   The purchase of Mobil's plastics division for $1.27 billion was the largest acquisition to date in the asset redeployment program initiated by Tenneco in mid-1994. Tenneco has raised $3.5 billion in gross proceeds since then from asset sales, including $816 million earlier this month from the sale of Tenneco's 21 percent ownership in Case Corporation shares. Tenneco has used the proceeds for acquisitions and other investments, and to repurchase shares and assist in paying down $6 billion in debt since September 1991. The dividend on common shares also was increased.

TENNECO AUTOMOTIVE IS WORLD LEADER IN RIDE-CONTROL PRODUCTS AND EXHAUST SYSTEMS
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   Tenneco Automotive, based in Deerfield, Ill., is the world's leading supplier of ride-control products and exhaust systems, with 1995 revenues of $2.5 billion and projected 1996 revenues of more than $3.0 billion. Its 1995 operating income rose nearly 8 percent, to $240 million. For the first time, half of its revenues were generated outside North America.

   During 1995, the Automotive division completed acquisitions in Spain, Australia and North America, entered joint ventures in India and China, and announced plans for an acquisition in the Czech Republic and a worldwide joint venture with ITT Automotive.

TENNECO BUSINESS SERVICES CONTRIBUTED $30 MILLION IN GROSS COST REDUCTIONS IN
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1995
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   Tenneco Business Services, based in The Woodlands, a northern suburb of
Houston, is responsible for implementing shared administrative services throughout Tenneco. Its programs currently include re-engineering and improving administrative programs such as accounting, payroll and information systems in Tenneco's North American businesses. These programs contributed $30 million in gross cost reductions in 1995 and are expected to save $150 million per year by 1998.

   As TBS becomes more effective and efficient in delivering administrative services in North America, it plans to expand into Tenneco's international operations and to offer its services commercially to outside businesses.

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   Tenneco (TEN: NYSE) is a diversified industrial corporation with 1995 sales of $8.9 billion. Tenneco owns and manages businesses in four major sectors: packaging (Tenneco Packaging), automotive parts (Tenneco Automotive), natural gas transportation and marketing (Tenneco Energy), and ship design, construction and repair (Newport News Shipbuilding.)

   Certain information included in this press release is forward looking and involves risks and uncertainties, including general economic and competitive conditions that could significantly impact expected results.

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